Exhibit A

STOCK OPTION AGREEMENT

Dakota Territory Resources Corp., a Nevada corporation (the “Company”), desiring to afford an opportunity to the Grantee named below to purchase certain shares of the Company’s Common Stock (the “Common Stock”), to provide Grantee with an added incentive as a consultant of the Company or one or more of its subsidiaries, hereby grants to Grantee, and Grantee hereby accepts, an option (the “Option”) to purchase the number of shares of Common Stock specified below, during a term ending at midnight (prevailing local time at the Company’s principal offices) on the expiration date of this Option specified below, at the Option exercise price specified below, subject to, in all respects, to the vesting requirements set forth in Section 2 “VESTING SCHEDULE AND EXPIRATION.

1.

IDENTIFYING PROVISIONS.  As used in this Stock Option Agreement (the “Agreement” or “Option Agreement”), the following terms shall have the following respective meanings:

(1)

Grantee:  Wm. Chris Mathers, Chief Financial Officer of the Company

(2)

Effective Date of grant:   March 19, 2013

(3)

Number of shares optioned*:  1,000,000 Restricted Common Stock

(4)

Option exercise price per share:  $0.14

(5)

Expiration date for exercising vested Options:   March 19, 2018

2.

VESTING AND EXPIRATION.  The shares of Restricted Common Stock that are the subject of this Option shall vest 1/4th upon the date hereof, and 1/4th upon each six month anniversary of the date hereof, provided Grantee continues to provide consulting or employment services to the Company or one or more of its subsidiaries on such applicable vesting date.  Such vesting shall accelerate upon a “Change of Control,” as defined below.  A “Change in Control” shall mean: (A) the consummation of a merger or consolidation of the Company with or into another entity or any other corporate reorganization, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (i) the continuing or surviving entity and (ii) any direct or indirect parent corporation of such continuing or surviving entity provided, however, that the equity financings shall not constitute a change in control under either (i) or (ii) above, even if persons who were not stockholders of the Company immediately prior to such equity financings own immediately after such equity financings 50% or more of the voting power of the company’s outstanding securities; or (B) the sale, transfer or other disposition of all or substantially all of the Company’s assets. A transaction shall not constitute a Change in Control if its sole purpose is to change the state of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.

If a Change of Control occurs then Grantee’s unvested options shall vest immediately.

*Hereinafter referred to as the “Shares” or the “Option Shares”.

3.

TERMINATION PROVISIONS.  The rights associated with the vesting and exercise of this Option is subject to the following additional restrictions and limitations:

(a)

Termination of Consulting Services to the Company.  This Option shall terminate thirty days after the date of termination.

(b)

Death of Grantee.  If the Grantee shall die while this Option remains outstanding, the Grantee’s legal representative or representatives or the persons entitled to do so under the Grantee’s last will and testament or under applicable interstate laws shall have the right to exercise this Option, but only for the number of shares as to which this Option had vested as of the date of the death of Grantee, and such rights to exercise unvested options shall expire and this Option shall terminate one year after the date of the Grantee’s death.  In all other respects, this Option shall terminate upon such death.

4.

RESTRICTIONS ON TRANSFERABILITY OF OPTION.  This Option may not be transferred by the Grantee other than by will or the laws of descent and distribution and may be exercised during the Grantee’s lifetime only by the Grantee or the Grantee’s guardian or legal representative subject to the limitations herein.

5.

ADJUSTMENTS AND CORPORATE REORGANIZATIONS.  If the outstanding shares of stock of the class then subject to this Option are increased or decreased, or are changed into or exchanged for a different number or kind of shares or securities or other forms of property (including cash) or rights, as a result of one or more reorganizations, recapitalization, spin-offs, stock splits, reverse stock splits, stock dividends or the like, appropriate adjustments shall be made in the exercise price and number of Shares.

6.

EXERCISE, PAYMENT FOR AND DELIVERY OF STOCK.  This Option may be exercised by the Grantee or other person then entitled to exercise it by giving five (5) business days’ written notice of exercise to the Company specifying the number of shares to be purchased and the total purchase price, accompanied by a certified or cashier’s check payable to the order of the Company in payment of such price.  If the Company is required to withhold on account of any federal, state or local tax imposed as a result of such exercise, the notice of exercise shall also be accompanied by a certified or cashier’s check payable to the order of the Company in payment of the amount thus required to be withheld.

7.

RIGHTS IN STOCK BEFORE ISSUANCE AND DELIVERY.  No person shall be entitled to the privileges of stock ownership in respect of any shares issuable upon exercise of this Option, unless and until such shares have been issued to such person as fully paid shares.

8.

REQUIREMENTS OF LAW.  By accepting this Option, the Grantee represents and agrees for himself or herself and his or her transferees by will or the laws of descent and distribution that, unless a registration statement under the Securities Act of 1933 is in effect as to shares purchased upon any exercise of this Option, (a) any and all shares so purchased shall be acquired for his or her personal account and not with a view to or for sale in connection with any distribution, and (b) each notice of the exercise of any portion of this Option shall be accompanied by a representation and warranty in writing, signed by the person entitled to exercise the same, that the shares are being so acquired in good faith for his or her personal account and not with a view to or for sale in connection with any distribution. The Grantee hereby acknowledges that the shares of common stock subject to this Option have not been registered under the Securities Laws of the United States nor any individual State, and are thus “Restricted Securities.” Any share certificates issued by the Company to the Grantee pursuant to this Option will have printed on said certificate a legend that states in substantial part:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS A COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRRATION PROVISIONS HAS BEEN ESTABLISHED, OR, UNELSS SOLD PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.

 The Grantee further acknowledges that no public market for the Restricted Option Shares exists nor is one expected to develop. Grantee cannot, without an effective registration statement being filed by the Company with the Securities and Exchange Commission, or a legal opinion acceptable to the Company regarding the existence of an exemption from registration requirements of Section 5 of the Securities and Exchange Act, clear the restriction from the Restricted Securities subject of this Option. No certificate or certificates for shares of stock purchased upon exercise of this Option shall be issued and delivered unless and until, in the written opinion of legal counsel for the Company, such securities may be issued and delivered without causing the Company to be in violation of or incur any liability under any federal, state or other securities law or any other requirement of law or of any regulatory body having jurisdiction over the Company.

9.

NOTICE.  Any notice to be given to the Company shall be addressed to the Company in care of its chief executive officer at its principal office, and any notice to be given to the Grantee shall be addressed to the Grantee at the address set forth beneath the Grantee’s signature hereto or at such other address as the Grantee may hereafter designate in writing to the Company.  Any such notice shall be deemed duly given five (5) business days after enclosed in a properly sealed envelope addressed as aforesaid, registered or certified mail, return receipt requested, and deposited, postage and registry or certification fees prepaid, in a post office or branch post office regularly maintained by the United States Postal Service.  Notice shall also be deemed given if in writing when received by the party to whom notice is intended by hand delivery, courier service, facsimile or by electronic means subject to the receipt and retention by the party giving notice of evidence of its delivery.

10.

RULES OF CONSTRUCTION.  This Agreement shall be construed and enforced in accordance with the laws of  Nevada, other than any choice of law rules calling for the application of laws of another jurisdiction.  The receipt of this Option does not give the Grantee any right to continued consulting services or employment by the Company or a subsidiary for any period, nor shall the granting of this Option or the issuance of shares on exercise thereof give the Company or any subsidiary any right to the continued services of the Grantee for any period.

IN WITNESS WHEREOF, the Company has granted this Option on the date of grant specified above.

“GRANTEE”

“COMPANY”

Dakota Territory Resource Corp.

By: _______________________________

By: _________________________________

       Wm. Chris Mathers

      _________________________

Address For Notice:

Address for Notice:

1715 Church St.

10580 N. McCarran Blvd., Bldg 115-208

Galveston, TX  77550

Reno, NV  89503